Exhibit 99




                                                                 REVOCABLE PROXY

                              FIRST COMMUNITY BANK



         The undersigned hereby constitutes and appoints Robert S. Pearson and Will Weill, III, or either of them, as proxies, each with full power of substitution, to vote the number of shares of common stock of First Community Bank ("First Community") which the undersigned would be entitled to vote if personally present at the Special Meeting of First Community Shareholders to be held at the Gaston County Public Library, 1555 East Garrison Boulevard, Gastonia, North Carolina 28045, at 11:00 A.M., local time, on Wednesday, August 7, 1996, and at any adjournment or postponement thereof (the "Special Meeting") upon the proposals described in the Proxy Statement/Prospectus and the Notice of Special Meeting of Shareholders, both dated July 8, 1996, the receipt of which is acknowledged in the manner specified below.

1. Merger. To consider and vote upon a proposal to approve an Agreement and Plan of Reorganization and Merger, dated as of April 4, 1996 (the "Agreement"), by and between First Community, Centura Bank and Centura Banks, Inc., a North Carolina corporation ("Centura"), pursuant to which
     (i) First  Community  will merge (the "Merger") with and into Centura Bank,
     (ii) each share of the $4.16 2/3 par value common stock of First Community ("First Community Common Stock") issued and outstanding at the effective time of the Merger will be exchanged for 0.96 of a share of the no par value common stock of Centura, subject to possible adjustment, and cash in lieu of any fractional share, and (iii) Centura will assume the obligations of First Community under various stock plans and programs and adopt substitute plans where appropriate, all as more fully described in the accompanying Proxy Statement/Prospectus.


         FOR ___            AGAINST ___              ABSTAIN ___


2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

Please sign exactly as name appears below. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                     DATED:              , 1996


                                                     --------------------------
                                                     Signature


                                                     --------------------------
                                                     Signature if held jointly

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                              FIRST COMMUNITY BANK,
                    AND MAY BE REVOKED PRIOR TO ITS EXERCISE.